UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06.	Material Impairments.
On June 5, 2018, Babcock & Wilcox Enterprises, Inc. (the “Company”) entered into a stock purchase agreement (the “Agreement”) with Dürr AG and its wholly owned subsidiary Durr Inc. (together, “Dürr”) to sell the Company’s MEGTEC and Universal businesses to Dürr for $130 million, subject to adjustment.

As a result of the Company’s entry into the Agreement, under U.S. GAAP, the MEGTEC and Universal businesses are expected to be classified as “held for sale.” Accordingly, the Company expects to be required to record the assets related to the MEGTEC and Universal businesses at fair value, less an amount of estimated sale costs. The Company currently estimates that recording the assets related to the MEGTEC and Universal businesses at fair value would result in a non-cash impairment charge of approximately $80 million to $90 million, which amount is subject to change.

Item 8.01.	Other Events.
As noted above under Item 2.06, on June 5, 2018, the Company entered into the Agreement with Dürr to sell the Company’s MEGTEC and Universal businesses to Dürr for $130 million, subject to adjustment. Proceeds from the transaction will largely be used to reduce outstanding balances under the Company’s bank credit facilities, improving its balance sheet and financial flexibility.

The Company’s sale of its MEGTEC and Universal businesses pursuant to the Agreement is expected to close in third quarter 2018 and is subject to the satisfaction of customary closing conditions, including approvals by antitrust agencies and the Committee on Foreign Investment in the United States.

Forward-Looking Statements

The Company cautions that this Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements relating to actions to improve liquidity, enhance efficiencies and reduce costs. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the Company’s ability to successfully complete the sale of its MEGTEC and Universal businesses; the ultimate amount of the impairment charge to be incurred in connection with the potential disposition of the MEGTEC and Universal businesses; the Company’s ability to continue as a going concern; the Company’s ability to obtain and maintain sufficient financing to provide liquidity to meet its business objectives, surety bonds, letters of credit and similar financing; the highly competitive nature of the Company’s businesses; general economic and business conditions, including changes in interest rates and currency exchange rates; general developments in the industries in which the Company is involved; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; the Company’s ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, joint venture partners or suppliers to perform their obligations on time and as specified; the Company’s ability to realize anticipated savings and operational benefits from its restructuring plans, and other cost-savings initiatives; the Company’s ability to successfully integrate and realize the expected synergies from acquisitions; the Company’s ability to successfully address productivity and schedule issues in its Renewable segment, including the ability to complete its Renewable energy projects within the expected time frame and the estimated costs; willingness of customers to waive liquidated damages or agree to bonus opportunities; the Company’s ability to successfully partner with third parties to win and execute renewable projects; changes in the Company’s effective tax rate and tax positions; the Company’s ability to maintain operational support for its information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; the Company’s ability to protect its intellectual property and renew licenses to use intellectual property of third parties; the Company’s use of the percentage-of-completion method of accounting; the risks associated with integrating businesses the Company acquires; the Company’s ability to successfully manage research and development projects and costs, including its efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to the Company’s lines of business, including professional liability, product liability, warranty and other claims against it; changes in, or the Company’s failure or inability to comply with, laws and government regulations; difficulties the

Company may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; the Company’s limited ability to influence and direct the operations of its joint ventures; potential violations of the Foreign Corrupt Practices Act; the Company’s ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; the Company’s ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with the Company’s retirement benefit programs; social, political, competitive and economic situations in foreign countries where the Company does business or seeks new business; the possibilities of war, other armed conflicts or terrorist attacks; and the Company’s ability to successfully consummate the sale of any other non-core assets, within the expected timeframes or at all. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

June 6, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary